UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported) May 11, 2023

 ELECTRONIC ARTS INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	0-17948	94-2838567
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

209 Redwood Shores Parkway,	Redwood City,	California	94065-1175
(Address of Principal Executive Offices)			(Zip Code)

(650)	628-1500
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, $0.01 par value	EA	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 8.01    Other Events.

Electronic Arts Inc. (“EA”) has filed this Current Report on Form 8-K to report the entrance into pre-arranged stock trading plans by certain of its executive officers.

On May 11, 2023, Mala Singh, EA's Chief People Officer, established a trading plan and sales under this plan may take place periodically from the estimated selling start date of August 10, 2023 through July 12, 2024. On May 11, 2023, Jacob J. Schatz, EA's Chief Legal Officer, established a trading plan and sales under this plan may take place periodically from the estimated selling start date of August 10, 2023 through July 19, 2024. On May 15, 2023, Andrew Wilson, EA's Chief Executive Officer, established a trading plan and sales under this plan may take place periodically from the estimated selling start date of October 25, 2023 through October 31, 2024. On May 15, 2023, Laura Miele, EA's Chief Operating Officer, established a trading plan and sales under this plan may take place periodically from the estimated selling start date of August 14, 2023 through July 30, 2024.

Each of these 10b5-1 Plans were established as part of managing the respective executive's EA equity holdings. Each of these plans accords with the guidelines of Rule 10b5-1 of the Securities Exchange Act of 1934, as amended, and with EA’s policies regarding stock transactions by directors, executive officers and other employees. Transactions under each of Mr. Wilson's, Ms. Miele's, Ms. Singh's, and Mr. Schatz's 10b5-1 Plans will be disclosed publicly through appropriate filings with the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELECTRONIC ARTS INC.

Dated:	May 17, 2023	By:	/s/ Jacob J. Schatz
Jacob J. Schatz
Chief Legal Officer and Corporate Secretary